Exhibit 99.1

CVR Refining Reports 2014 Third Quarter Results
And Announces Cash Distribution of 54 Cents per Common Unit

SUGAR LAND, Texas (Oct. 30, 2014) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced third quarter 2014 net income of $21.8 million on net sales of $2,215.2 million, compared to net income of $86.0 million on net sales of $1,910.5 million for the 2013 third quarter. Adjusted EBITDA, a non-GAAP financial measure, for the 2014 third quarter was $129.9 million, compared to adjusted EBITDA of $33.9 million for the 2013 third quarter.

For the first nine months of 2014, net income was $467.2 million on net sales of $7,056.9 million, compared to net income of $700.6 million on net sales of $6,322.6 million for the comparable period a year earlier. Adjusted EBITDA for the first nine months of 2014 was $517.0 million compared to adjusted EBITDA of $594.5 million for the first nine months of 2013.

“We are pleased with the overall performance of our refineries given the challenges we faced during the 2014 third quarter,” said Jack Lipinski, chief executive officer. “Although our results were impacted by the downtime associated with the fire that occurred in late July at the Coffeyville refinery, the combined total crude throughput for the quarter was 176,367 barrels per day (bpd).

“In addition to making repairs during the downtime, we performed some of the refinery’s planned maintenance activities previously scheduled for the second half of 2014, as well as certain activities originally scheduled for the 2015 fall turnaround,” Lipinski said. “Thanks to the hard work of our employees, the refinery resumed operations in late August within the expected time frame.”

Consolidated Operations

Third quarter 2014 throughputs of crude oil and all other feedstocks and blendstocks for the Coffeyville and Wynnewood refineries totaled 183,814 bpd. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 167,563 bpd for the same period in 2013.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $13.16 in the 2014 third quarter, compared to $8.21 for the same period in 2013. Direct operating expenses, including major scheduled turnaround expenses, per barrel sold, exclusive of depreciation and amortization, for the 2014 third quarter was $6.52, compared to $6.92 in the third quarter of 2013.

Distributions

CVR Refining also announced today a third quarter 2014 distribution of 54 cents per common unit. The distribution, as set by the board of CVR Refining GP, LLC, the general partner of CVR Refining, will be paid on Nov. 17, 2014, to unitholders of record on Nov. 10, 2014.

CVR Refining’s third quarter cash distribution brings the cumulative cash distributions paid or declared for the first nine months of 2014 to $2.48 per common unit.

2014 Fourth Quarter Operations Outlook

Based upon current crude throughput rates, the company anticipates total crude throughput of 190,000 bpd to 205,000 bpd for the 2014 fourth quarter. Please refer to the accompanying table for additional 2014 fourth quarter outlook metrics.

CVR Refining, LP is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance; fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products; and other cash reserves deemed necessary or appropriate by the board of directors of its general partner.

CVR Refining 2014 Third Quarter Earnings Conference Call

CVR Refining previously announced that it will host its third quarter 2014 Earnings Conference Call for analysts and investors on Thursday, Oct. 30, at 12 p.m. Eastern.

The Earnings Conference Call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=100684. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the Webcast will be archived and available for 14 days at http://www.videonewswire.com/event.asp?id=100684. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13593121.

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This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kan., and a medium complexity crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Okla. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 336 miles of owned and leased pipelines, more than 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and more than six million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Relations:
Jay Finks
CVR Refining, LP
913-982-0481
IR@CVRRefining.com

Media Relations:
Angie Dasbach
CVR Refining, LP
281-207-3550
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$2,215.2	$1,910.5	$7,056.9	$6,322.6
Cost of product sold	2,053.7	1,734.7	6,289.6	5,317.0
Direct operating expenses	110.6	104.7	303.0	274.5
Selling, general and administrative expenses	17.3	18.9	54.0	57.8
Depreciation and amortization	29.7	28.8	89.9	85.2
Operating income	3.9	23.4	320.4	588.1
Interest expense and other financing costs	(7.9)	(10.0)	(24.5)	(34.8)
Interest income	0.1	0.1	0.3	0.3
Gain on derivatives, net	25.7	72.5	171.1	173.0
Loss on extinguishment of debt	—	—	—	(26.1)
Other income (expense), net	—	—	(0.1)	0.1
Income before income tax expense	21.8	86.0	467.2	700.6
Income tax expense	—	—	—	—
Net income	$21.8	$86.0	$467.2	$700.6

Net income subsequent to initial public offering (January 23, 2013 - September 30, 2013)				$622.8
Net income per common unit - basic(1)	$0.15	$0.58	$3.17	$4.22
Net income per common unit - diluted(1)	$0.15	$0.58	$3.17	$4.22

Adjusted EBITDA*	$129.9	$33.9	$517.0	$594.5
Available cash for distribution*	$80.0	$44.0

Weighted average, number of common units outstanding (in thousands):
Basic	147,600	147,600	147,600	147,600
Diluted	147,600	147,600	147,600	147,600

(1) Net income per common unit for the nine months ended September 30, 2013 of $4.22 reflects net income per common unit since the closing of the Partnership’s initial public offering (“Offering”) on January 23, 2013. Including net income for the full nine months ended September 30, 2013, net income per common unit for the full nine month period would have been $4.75 per common unit.

*    See “Use of Non-GAAP Financial Measures” below.

	As of September 30, 2014	As of December 31, 2013
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$359.2	$279.8
Working capital	710.8	656.9
Total assets	2,691.7	2,533.3
Total debt, including current portion	581.8	582.7
Total partners’ capital	1,637.9	1,522.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$130.3	$16.2	$587.7	$483.4
Investing activities	(48.8)	(60.7)	(154.1)	(140.7)
Financing activities	(142.3)	(188.3)	(354.2)	(245.3)
Net cash flow	$(60.8)	$(232.8)	$79.4	$97.4
Other Financial Data:
Capital expenditures for property, plant and equipment	$48.9	$60.7	$154.2	$140.8

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$9.96	$11.89	$14.29	$20.15
FIFO impact (favorable) unfavorable	3.20	(3.68)	0.11	(1.67)
Refining margin adjusted for FIFO impact*	13.16	8.21	14.40	18.48
Gross profit*	1.31	2.86	6.97	12.94
Direct operating expenses and major scheduled turnaround expenses	6.82	7.08	5.64	5.50
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$6.52	$6.92	$5.32	$5.29
Barrels sold (barrels per day)	184,262	164,431	208,461	190,055

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	164,067	89.3%	130,876	78.1%	178,390	86.5%	147,074	76.9%
Medium	1,610	0.9%	20,752	12.4%	1,558	0.7%	17,901	9.4%
Heavy sour	10,690	5.8%	9,072	5.4%	16,732	8.1%	17,805	9.3%
Total crude oil throughput	176,367	96.0%	160,700	95.9%	196,680	95.3%	182,780	95.6%
All other feedstocks and blendstocks	7,447	4.0%	6,863	4.1%	9,655	4.7%	8,444	4.4%
Total throughput	183,814	100.0%	167,563	100.0%	206,335	100.0%	191,224	100.0%
Production:
Gasoline	88,633	48.1%	74,990	45.2%	100,630	48.5%	89,390	46.8%
Distillate	78,711	42.8%	69,390	41.8%	87,477	42.2%	79,230	41.4%
Other (excluding internally produced fuel)	16,791	9.1%	21,666	13.0%	19,361	9.3%	22,579	11.8%
Total refining production (excluding internally produced fuel)	184,135	100.0%	166,046	100.0%	207,468	100.0%	191,199	100.0%
Product price (dollars per gallon):
Gasoline	$2.69		$2.89		$2.74		$2.86
Distillate	2.85		3.07		2.94		3.04

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$97.25	$105.81	$99.62	$98.20
Crude Oil Differentials:
WTI less WTS (light/medium sour)	8.78	0.30	7.19	2.14
WTI less WCS (heavy sour)	18.34	22.92	19.47	22.27
NYMEX Crack Spreads:
Gasoline	18.13	16.27	19.83	23.92
Heating Oil	21.56	22.13	23.41	27.46
NYMEX 2-1-1 Crack Spread	19.85	19.20	21.62	25.69
PADD II Group 3 Basis:
Gasoline	(3.82)	(1.57)	(5.24)	(2.43)
Ultra Low Sulfur Diesel	0.56	0.80	(0.36)	1.66
PADD II Group 3 Product Crack:
Gasoline	14.32	14.70	14.58	21.49
Ultra Low Sulfur Diesel	22.11	22.93	23.05	29.12
PADD II Group 3 2-1-1	18.21	18.81	18.81	25.31

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,383.5	$992.2	$4,541.3	$3,833.9
Cost of product sold	1,311.4	893.8	4,068.6	3,206.4
Refining margin*	72.1	98.4	472.7	627.5
Direct operating expenses	62.2	68.4	169.2	170.7
Major scheduled turnaround expenses	5.5	—	5.5	—
Depreciation and amortization	17.6	17.7	54.4	52.9
Gross profit (loss)*	$(13.2)	$12.3	$243.6	$403.9

Refining margin adjusted for FIFO impact*	$111.4	$60.0	$476.1	$567.2

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$8.11	$13.48	$14.76	$21.56
FIFO impact (favorable) unfavorable	4.43	(5.26)	0.11	(2.07)
Refining margin adjusted for FIFO impact*	12.54	8.22	14.87	19.49
Gross profit (loss)*	(1.48)	1.69	7.61	13.88
Direct operating expenses and major scheduled turnaround expenses	7.62	9.37	5.46	5.86
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$7.01	$9.12	$4.96	$5.51
Barrels sold (barrels per day)	104,836	81,532	128,963	113,518

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	85,835	83.8%	69,785	84.0%	100,063	79.9%	88,337	78.4%
Medium	—	—%	514	0.6%	493	0.4%	454	0.4%
Heavy sour	10,690	10.4%	9,072	10.9%	16,732	13.4%	17,805	15.8%
Total crude oil throughput	96,525	94.2%	79,371	95.5%	117,288	93.7%	106,596	94.6%
All other feedstocks and blendstocks	5,882	5.8%	3,711	4.5%	7,880	6.3%	6,067	5.4%
Total throughput	102,407	100.0%	83,082	100.0%	125,168	100.0%	112,663	100.0%
Production:
Gasoline	50,397	48.2%	35,493	42.4%	61,629	48.1%	52,507	45.8%
Distillate	45,935	43.9%	35,206	42.0%	55,011	43.0%	48,018	41.9%
Other (excluding internally produced fuel)	8,304	7.9%	13,050	15.6%	11,352	8.9%	14,003	12.3%
Total refining production (excluding internally produced fuel)	104,636	100.0%	83,749	100.0%	127,992	100.0%	114,528	100.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$830.7	$917.2	$2,512.3	$2,485.4
Cost of product sold	742.3	841.1	2,221.0	2,110.2
Refining margin*	88.4	76.1	291.3	375.2
Direct operating expenses	43.0	36.2	128.4	103.8
Major scheduled turnaround expenses	—	—	—	—
Depreciation and amortization	10.2	9.9	30.3	28.7
Gross profit*	$35.2	$30.0	$132.6	$242.7

Refining margin adjusted for FIFO impact*	$101.1	$60.2	$294.0	$352.2

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$12.03	$10.17	$13.44	$18.04
FIFO impact (favorable) unfavorable	1.73	(2.13)	0.13	(1.11)
Refining margin adjusted for FIFO impact*	13.76	8.04	13.57	16.93
Gross profit*	4.79	4.00	6.12	11.66
Direct operating expenses and major scheduled turnaround expenses	5.86	4.85	5.92	4.99
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$5.89	$4.75	$5.92	$4.97
Barrels sold (barrels per day)	79,426	82,899	79,498	76,537

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	78,232	96.1%	61,091	72.3%	78,327	96.5%	58,737	74.8%
Medium	1,610	2.0%	20,238	24.0%	1,065	1.3%	17,447	22.2%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	79,842	98.1%	81,329	96.3%	79,392	97.8%	76,184	97.0%
All other feedstocks and blendstocks	1,565	1.9%	3,152	3.7%	1,775	2.2%	2,377	3.0%
Total throughput	81,407	100.0%	84,481	100.0%	81,167	100.0%	78,561	100.0%
Production:
Gasoline	38,236	48.1%	39,497	48.0%	39,001	49.1%	36,883	48.1%
Distillate	32,776	41.2%	34,184	41.5%	32,466	40.8%	31,212	40.7%
Other (excluding internally produced fuel)	8,487	10.7%	8,616	10.5%	8,009	10.1%	8,576	11.2%
Total refining production (excluding internally produced fuel)	79,499	100.0%	82,297	100.0%	79,476	100.0%	76,671	100.0%

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Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Gross profit (loss) is calculated as the difference between net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses and depreciation and amortization. Gross profit (loss) per crude throughput barrel is calculated as gross profit (loss) as derived above divided by our refineries’ crude oil throughput volumes for the respective periods presented. Gross profit (loss) is a non-GAAP measure that should not be substituted for operating income. Management believes it is important to investors in evaluating our refineries’ performance and our ongoing operating results. Our calculation of gross profit (loss) may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for FIFO impacts (favorable) unfavorable; share-based compensation, non-cash; major scheduled turnaround expenses; loss on extinguishment of debt; (gain) loss on derivatives, net and current period settlements on derivative contracts. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBTIDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2014 and 2013:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in millions)
Net income	$21.8	$86.0	$467.2	$700.6
Add:
Interest expense and other financing costs, net of interest income	7.8	9.9	24.2	34.5
Income tax expense	—	—	—	—
Depreciation and amortization	29.7	28.8	89.9	85.2
EBITDA	59.3	124.7	581.3	820.3
Add:
FIFO impacts (favorable) unfavorable	52.0	(54.3)	6.2	(83.3)
Share-based compensation, non-cash	0.6	2.1	1.9	8.3
Loss on extinguishment of debt	—	—	—	26.1
Major scheduled turnaround expenses	5.5	—	5.5	—
Gain on derivatives, net	(25.7)	(72.5)	(171.1)	(173.0)
Current period settlements on derivative contracts (a)	38.2	33.9	93.2	(3.9)
Adjusted EBITDA	$129.9	$33.9	$517.0	$594.5
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(a)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income or operating income as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

The Partnership announced a cash distribution of $0.54 per common unit for the third quarter of 2014. The distribution was based on the Partnership’s available cash, which equaled Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for future major scheduled turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distributions may be increased by previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

Three Months Ended September 30, 2014
(in millions, except per unit data)
Reconciliation of Adjusted EBITDA to Available cash for distribution
Adjusted EBITDA	$129.9
Adjustments:
Less:
Cash needs for debt service	(10.0)
Reserves for environmental and maintenance capital expenditures	(31.2)
Reserves for future turnarounds	(8.7)
Available cash for distribution	$80.0

Available cash for distribution, per unit	$0.54
Common units outstanding (in thousands)	147,600

Derivatives Summary. The Partnership enters into commodity swap contracts through crack spread swap agreements with financial counterparties to fix the spread risk between the crude oil the Partnership purchases and the refined products the refineries produce for sale. Through these swaps, the Partnership will sell a fixed differential for the value between the selected refined product benchmark and the benchmark crude oil price, thereby locking in a margin for a portion of the refineries’ production. The physical volumes are not exchanged and these contracts are net settled with cash. From time to time, the Partnership holds various NYMEX positions through a third-party clearing house.

The table below summarizes our open commodity swap positions as of September 30, 2014. The positions are primarily in the form of crack spread swap agreements with financial counterparties, wherein the Partnership has locked in differentials at the fixed prices noted below. As of September 30, 2014, the open commodity swap positions below were comprised of approximately 89.3% for distillate crack swaps and 10.7% for gasoline crack swaps.

Commodity Swaps	Barrels	Fixed Price(1)
Fourth Quarter 2014	5,100,000	$27.25

First Quarter 2015	525,000	32.09
Second Quarter 2015	975,000	30.20
Third Quarter 2015	300,000	29.95
Fourth Quarter 2015	450,000	30.05

First Quarter 2016	615,000	29.01
Second Quarter 2016	615,000	29.01
Third Quarter 2016	615,000	29.01
Fourth Quarter 2016	615,000	29.01

Total	9,810,000	$28.45
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(1)	Weighted-average price of all positions for period indicated.

Q4 2014 Outlook. The table below summarizes our outlook for certain refining statistics for the fourth quarter of 2014. See "forward looking statements."

	Q4 2014
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	190,000	205,000
Total refining production (bpd)	195,000	215,000